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EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

        Longs Drug Stores California, Inc., a California corporation

        RxAmerica LLC, a Delaware limited liability company

        LDG Property Company, Inc., a California corporation

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  EXHIBIT 21